UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2007 (December 26, 2006)

Date of report (Date of earliest event reported):

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 26, 2006, AIG Global Risk Management, acting on behalf of member insurance companies of American International Group, Inc. (“AIG”), renewed its workers’ compensation program and related policies with Gevity HR, Inc. (the “Company”) effective January 1, 2007 for a one-year term. The renewal is on similar terms as the Company’s 2006 workers’ compensation program with AIG with a reduction in monthly premium payments required to cover claims liabilities in the $0.5 million per-occurrence deductible layer from an annual amount of $90.0 million in 2006 to an annual amount of $66.5 million in 2007. Other premium and administrative expenses for the 2007 workers’ compensation program payable monthly to AIG are initially estimated at an annual amount of $24.5 million. Certain premium amounts are subject to adjustment based upon differences between estimated and actual workers’ compensation wages incurred during 2007 and the resulting changes in manual premium.

Gevity intends to file a redacted copy of the AIG agreement in its next periodic report along with a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.

(Registrant)

Dated: January 3, 2007	By: /s/ Edwin E. Hightower, Jr.
Name: Edwin E. Hightower, Jr.
Title: Vice President and General Counsel